The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-269995
Subject to Completion, Dated June 17, 2024
Prospectus Supplement
(To Prospectus dated February 24, 2023)
10,500,000 Shares
Veris Residential, Inc.
Common Stock
We are offering 10,500,000 shares of our common stock, par value $0.01 per share.
Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “VRE.” On June 14, 2024, the last reported sale price of our common stock on the NYSE was $15.11 per share.
We elected to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes commencing with our taxable year ended December 31, 1994. To assist us in complying with U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions on the transfer and ownership of our common stock, including an ownership limit of 9.8% of our common stock. See “Description of Common Stock — Ownership Limitations and Restrictions on Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)
See “Underwriting.”

(2)
We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 1,575,000 shares of our common stock at the initial price to the public less the underwriting discounts and commissions.

The underwriters expect to deliver the shares to purchasers on or about June      , 2024 through the book-entry facilities of The Depository Trust Company.
Joint Book-Running Managers
J.P. Morgan	Goldman Sachs & Co. LLC	BofA Securities

Prospectus Supplement dated June   , 2024.

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we authorize to be delivered to you. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates or such other dates as may be specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates. References to documents “incorporated by reference” in this prospectus supplement and the accompanying prospectus shall also include documents that are deemed to be incorporated by reference herein and therein pursuant to applicable Securities and Exchange Commission (“SEC”) rules.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common stock. These documents contain important information you should consider before making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Please see “Forward-Looking Statements” in this prospectus supplement and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.
Veris Residential, Inc. (the “Corporation”) is a Maryland corporation that operates as a self-managed and self-administered REIT. The Corporation owns properties and conducts operations through Veris Residential, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Corporation is the sole general partner and holds approximately 91.4% of the partnership interests as of March 31 2024.
Unless this prospectus supplement otherwise indicates or the context otherwise requires, all references in this prospectus supplement or the accompanying prospectus to “Veris,” or “Corporation” mean Veris Residential, Inc., and references to the “Operating Partnership” mean Veris Residential, L.P. and its consolidated subsidiaries in cases where it is important to distinguish between the Corporation and the Operating Partnership. The Corporation and the Operating Partnership file combined periodic reports with the SEC, which are incorporated by reference herein. We use the terms “we,” “our” or “the Company” to refer to the Corporation and its subsidiaries, including the Operating Partnership together, unless the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, constitute forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.
Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.
Among the factors about which we have made assumptions and that, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements are:
•
risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of our business and the financial condition of our residents and tenants;

•
the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;

•
our ability to identify and acquire multifamily residential properties on terms favorable to us;

•
changes in the supply of and demand for our properties, as well as demand for services or amenities at our properties;

•
our ability to attract, hire and retain qualified personnel;

•
forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates, and projected revenue and income;

•
our ability to achieve the expected benefits, including our estimated underwritten capitalization rates, of our pending acquisition of 55 Riverwalk Place;

•
changes in operating costs;

•
our ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•
our ability to obtain adequate insurance, including coverage for losses resulting from catastrophes, natural disasters, pandemics and terrorist acts;

•
our credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense;

•
the extent of any tenant bankruptcies or of any early lease terminations;

•
our ability to lease or re-lease space at current or anticipated rents;

•
changes in governmental regulation, tax rates and similar matters, including rent stabilization laws or other housing laws and regulations; and

•
other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the residents or tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus supplement, beginning on page S-7, and under “Cautionary Statement Regarding Forward-Looking Statements” contained in the accompanying prospectus, and the other information contained in our filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report for the fiscal quarter ended March 31, 2024. All of our forward-looking statements, including those included and incorporated by reference in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the “Risk Factors” sections, beginning on page S-7 of this prospectus supplement, and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 21, 2024, before making an investment decision regarding our common stock.
Overview
The Corporation is a fully-integrated self-administered, self-managed REIT. The Corporation controls the Operating Partnership as its sole general partner and owned a 91.4% common unit interest in the Operating Partnership as of March 31, 2024. The Corporation’s business is the ownership of interests in and operation of the Operating Partnership and all of the Corporation’s expenses are incurred for the benefit of the Operating Partnership. The Corporation is reimbursed by the Operating Partnership for all expenses it incurs relating to the ownership and operation of the Operating Partnership. The Operating Partnership conducts the business of providing management, leasing, acquisition, development and tenant-related services for the Corporation. The Operating Partnership, through its operating divisions and subsidiaries, including the Veris property-owning partnerships and limited liability companies, is the entity through which all of the Corporation’s operations are conducted.
As of March 31, 2024, we owned or had interests in 22 multifamily rental properties with an aggregate of 7,621 apartment homes as well as non-core assets comprised of four parking/retail properties, plus developable land (collectively, the “Properties”). The Properties are comprised of: (a) 19 wholly-owned or Company-controlled properties comprised of 16 multifamily properties and three non-core assets, and (b) seven properties owned by unconsolidated joint ventures in which the Company has investment interests, including six multifamily properties and one non-core asset. The Properties are located in three states in the Northeast, plus the District of Columbia. We are focused on owning, operating, acquiring and developing multifamily properties that meet the sustainability-conscious lifestyle needs of today’s residents while positively impacting our communities and the planet at large, and we achieved a GRESB score of 93 in 2023.
The address of our principal executive office is Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311. Our telephone number is (732) 590-1010. Our Internet website address is www.verisresidential.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement.
Recent Developments
Pending 55 Riverwalk Place Acquisition
On June 17, 2024, we entered into an agreement to acquire 55 Riverwalk Place, a 348 unit residential asset with 48,000 square feet of retail space located in the Port Imperial waterfront in West New York, New Jersey, for a purchase price of approximately $158.5 million (exclusive of approximately $2.5 million of transaction costs). This acquisition is subject to customary closing conditions, and while we expect to consummate this acquisition in the third quarter of 2024, no assurance can be given that we will complete this acquisition by such date or on the terms currently anticipated or at all.
55 Riverwalk Place is a highly amenitized Class A asset, located in the Port Imperial submarket along the New Jersey Hudson River waterfront, where we currently own four other Class A multifamily properties and two development sites. With a partner, we constructed 55 Riverwalk Place in 2006 and managed the asset until 2021 when we exited the third party management business. As of June 1, 2024, 55 Riverwalk Place was 96.4% occupied, with average monthly in-place rent of $3,160 per unit (which represents a 22% discount to in-place rents within our existing Port Imperial portfolio), and the 48,000 square feet of retail space was 100% occupied and anchored by grocery chain Acme and Starbucks. There are currently only six remaining development sites approved for rental housing in Port Imperial (approximately 2,128 units), two of which (representing approximately 45% of potential units) are co-owned by us.

The Company will be acquiring the asset with adjusted underwritten property-level net operating income of $9.3 million. Adjusted underwritten property-level net operating income is calculated as annualized base rental revenue in-place as of June 1, 2024, assuming a 5% general vacancy and 1% reserve for bad debt, plus total other revenue for the 12 months ended May 31, 2024, less total estimated property operating expenses for the first 12 months following our acquisition of the asset, including expected savings of approximately $345 thousand, due to expected payroll synergies at 55 Riverwalk Place. Adjusted underwritten property-level net operating income also includes other payroll synergies of approximately $280 thousand, as we anticipate cross-utilizing staff throughout our Port Imperial properties in conjunction with our floating leasing team, as we integrate 55 Riverwalk Place onto our platform. Giving effect to the foregoing, the estimated underwritten property-level capitalization rate of this transaction is 5.9% and represents adjusted net operating income of $9.3 million divided by the purchase price of $158.5 million.
In addition, we have identified approximately $9 million of potential improvements to the common areas, amenities and unit interiors that we expect to complete during the 36 months following our acquisition of 55 Riverwalk Place. Based on our past experience, we expect to generate a return on investment of approximately 14% from these improvements, which we believe increases our estimated underwritten capitalization rate to 6.3% on a cash basis. The foregoing does not include potential improvements in market NOI growth, which we believe would allow us to further increase our return on this investment. Additionally, we expect this acquisition will improve our net debt-to-adjusted-EBITDA ratio.
The purchase price of approximately $158.5 million represents a per unit purchase price of approximately $455 thousand. Based on our development activities and knowledge of the market, including our past activities in the Port Imperial submarket, we believe the purchase price represents an approximate 20% discount to replacement cost.
Our estimates of the potential underwritten capitalization rates on the 55 Riverwalk Place acquisition are based on information provided to us by the seller and numerous assumptions and estimates, including those relating to timing, occupancy, rental rate, expenses, synergies and capital improvements, and, while we believe these assumptions and estimates are reasonable, they could prove to be inaccurate, and our return could be materially less than currently expected. Additionally, our estimate of replacement cost is based on a number of assumptions and our experience, and we can provide no assurance of the actual amount it would cost to develop and build a similar asset. See “Risk Factors — Risks Associated with the Pending Acquisition of 55 Riverwalk Place.”
The estimates in relation to the 55 Riverwalk Place acquisition in this prospectus supplement have been prepared by, and are the responsibility of, the Company. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to those Company estimates and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this prospectus supplement relates to the Company’s previously issued financial statements. It does not extend to the Company estimates and should not be read to do so.
Operational Update
Revenue and Occupancy.   As of May 20, 2024, we have achieved blended net rental revenue growth of 5.6% for our same store multifamily portfolio and 6.1% for properties in the Port Imperial submarket since March 31, 2024. As of May 20, 2024, our multifamily portfolio’s occupancy was 94.7%.
Dispositions.   In May 2024, we completed the previously announced disposition of 6 Becker Farm and 85 Livingston for aggregate proceeds of approximately $28 million and used such proceeds to repay outstanding debt.
Balance Sheet and Liquidity.   In May, as part of our previously announced senior secured term loan and revolving credit facility and 2024 refinancings, we repaid the $63 million mortgage on our 145 Front Street at City Square asset, located in Worcester, MA.
ATM Activity.   Since March 31, 2024, we issued 133,759 shares of common stock under our ATM program, raising gross proceeds of approximately $2.1 million.

The Offering
Common stock offered by us
10,500,000 shares, or 12,075,000 shares if the underwriters’ option to purchase additional shares is exercised in full.
Common stock to be outstanding after this offering(1)
103,250,771 shares, or 104,825,771 shares if the underwriters’ option to purchase additional shares is exercised in full.
Use of proceeds
We intend to use the net proceeds from this offering to fund our pending acquisition of 55 Riverwalk Place. If we are unable to consummate this acquisition, we may use the proceeds for general corporate purposes and working capital, including contributing to the repayment of approximately $157 million in outstanding mortgage debt that is secured by our Soho Lofts property in Jersey City, New Jersey, a 377 unit multifamily residential property. Pending such uses, we intend to invest the net proceeds in interest bearing deposit accounts or short-term U.S. government and government agency securities that are consistent with our intention to maintain our qualification as a REIT. These temporary investments are expected to provide a lower net return than we will seek to achieve from investments in our core business. There can be no assurance that we will acquire 55 Riverwalk Place or, if we do, what the timing of such acquisition will be. The closing of this offering is not conditioned upon the acquisition of 55 Riverwalk Place or any other property.
New York Stock Exchange Symbol
VRE
Restrictions on ownership
To assist us in maintaining our qualification as a REIT, our charter generally prohibits any individual (as defined in the Internal Revenue Code of 1986, as amended, or the Code, to include certain entities) from actually or constructively owning more than 9.8% of the Corporation’s issued and outstanding shares of common stock. For more information, see “Description of Common Stock — Ownership Limitations and Restrictions on Transfer” beginning on page 5 of the accompanying prospectus.
Risk Factors
See “Risk Factors,” beginning on page S-7 of this prospectus supplement, and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 21, 2024 for information you should consider before investing in our common stock.

(1)
The number of shares of common stock to be outstanding after this offering is based on 92,750,771 shares of common stock outstanding as of June 14, 2024, and does not include 8,412,677 common units of limited partnership interests in the Operating Partnership, which are generally redeemable by the holder for cash or, at the Company’s election, shares of the Company’s common stock, 2,486,198 shares underlying outstanding unvested restrict stock units and 272,537 shares underlying outstanding vested LTIP Units issued to our executive officers and other employees, and 2,885,207 shares of common stock reserved for future awards under our 2024 Incentive Stock Plan. Unless otherwise indicated, information presented in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS
An investment in our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In consultation with your own financial, tax and legal advisers, you should carefully consider, among other matters, the factors set forth below, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in our common stock is suitable for you. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see the section entitled “Incorporation by Reference” in this prospectus supplement.
RISKS ASSOCIATED WITH THE PENDING ACQUISITION OF 55 RIVERWALK PLACE
We cannot assure you that the acquisition of 55 Riverwalk Place will be completed on a timely basis or at all.
There are a number of risks and uncertainties relating to the pending acquisition of 55 Riverwalk Place described in “Prospectus Supplement Summary — Recent Developments” above. For example, the pending acquisition of 55 Riverwalk Place may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing will be satisfied or waived, or that other events will not intervene to delay or result in the failure to close the pending acquisition of 55 Riverwalk Place. The purchase and sale agreement related to the pending acquisition of 55 Riverwalk Place may be terminated by the parties thereto under certain circumstances. Delays in closing or the failure to close the pending acquisition of 55 Riverwalk Place may result in our incurring significant additional costs in connection with such delay or failure and/or failing to achieve the anticipated benefits of the pending acquisition of 55 Riverwalk Place, including failing to achieve our estimated underwritten capitalization rate. Any delay in closing or a failure to close could have a negative impact on our business and the trading price of our common stock.
The pending acquisition of 55 Riverwalk Place may not achieve its expected benefits, including our estimated underwritten capitalization rates.
There can be no assurance that we will be able to realize the expected benefits of the pending acquisition of 55 Riverwalk Place, including anticipated synergies or estimated underwritten capitalization rates. The capitalization rate method is one of several valuation methods for estimating asset value and implied equity value. Among the limitations of using the capitalization rate method for determining an implied equity value are that it does not take into account the potential change or variability in future cash flows, potential significant future unexpected capital expenditures, the intended hold period of the asset, or a change in the future risk profile of an asset. There can be no assurance that we will achieve the estimated underwritten capitalization rates. Our ability to realize the anticipated benefits of the pending acquisition of 55 Riverwalk Place will depend, to a large extent, on our ability to achieve anticipated gains in occupancy and rental rate, manage expenses, achieve anticipated synergies and efficiently execute capital expenditure projects. In addition, the pending acquisition of 55 Riverwalk Place may result in material unanticipated problems, including:
•
market conditions may result in challenges in attracting new tenants, to this property and/or achieving the rental rates we expect;

•
anticipated synergies may not be achieved or may not be achieved at the levels currently expected;

•
total costs of planned capital expenditures may exceed the projected costs; and

•
the property may be subject to unknown or contingent liabilities for which we may have no or limited recourse against the seller, including for liabilities for clean-up or remediation of environmental conditions, claims of existing tenants, vendors or other persons dealing with the acquired property, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise.

Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue, disruptions in our current plans and operations and diversion of our management’s time and energy, which could have a material adverse effect on our business, financial condition, results of operations and/or cash flows. Additionally, we may not realize the full benefits of the pending acquisition of 55 Riverwalk Place within the anticipated time frame or at all. All of these factors could cause dilution to our earnings per share, decrease or delay the expected benefits of the pending acquisition of 55 Riverwalk Place, and negatively impact the price of our common stock. Additionally, our estimate of replacement cost is based on a number of assumptions, including with respect to land, development, construction, carrying and financing costs, and our experience developing similar assets, and we can provide no assurance of the actual amount it would cost to develop and build a similar asset.
RISKS ASSOCIATED WITH THIS OFFERING
Our management will have broad discretion with respect to the use of the net proceeds from this offering if we are unable to consummate the acquisition of 55 Riverwalk Place.
We intend to use the net proceeds from this offering to fund our pending acquisition of 55 Riverwalk Place. If we are unable to consummate this acquisition, we may use the net proceeds for general corporate purposes and working capital, including contributing to the repayment of approximately $157 million in outstanding mortgage debt secured by our Soho Lofts property in Jersey City, New Jersey, a 377 unit multifamily residential property. This offering of common stock is not contingent upon the acquisition of 55 Riverwalk Place, or any other property, and our management will have broad discretion with respect to the use of the net proceeds from this offering if we do not consummate the acquisition of 55 Riverwalk Place. Accordingly, if we are unable to consummate the acquisition of 55 Riverwalk Place, we will use the net proceeds for other purposes, as described above, and you may not agree with such uses, and they may not generate returns similar to those we expect with respect to the pending 55 Riverwalk Place acquisition. In addition, in the event that we fail to apply the net proceeds from this offering towards the acquisition of 55 Riverwalk Place, we will have issued a significant number of additional shares of our common stock, and we will not have acquired the revenue generating asset that we had anticipated, which would negatively impact our earnings per share. If we do not apply the net proceeds effectively, it could have an adverse effect on our financial condition, results of operations, and ability to pay distributions on, and the trading price of, our common stock.
You may experience significant dilution as a result of this offering and additional issuances of our securities, which could harm our stock price.
Our charter permits board of directors of the Corporation to authorize without stockholder approval the issuance of additional shares of our common stock or preferred stock or securities convertible or exchangeable into equity securities. The registration statement of which this prospectus supplement and related prospectus are part relates to the issuance of shares of our common stock, preferred stock or other equity securities (including the shares of our common stock being offered pursuant to this prospectus supplement). We actively monitor the markets for our common stock. We may, from time to time and at any time, seek to offer and sell common stock if and when, in our judgment, the terms and conditions for any such offer and sale are favorable to us in light of all of the surrounding facts and circumstances. We may also consider issuing additional securities that are convertible or exchangeable for, or that represent the right to receive, common stock or preferred stock, or any substantially similar security. In addition, we will issue shares of our common stock pursuant to existing and future employee benefit plans. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in this offering or otherwise, or as a result of the perception or expectation that such sales could occur.
The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NYSE.
The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NYSE. These conditions may result in volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include:
•
actual or anticipated variations in our operating results or dividends;

•
general market fluctuations, industry factors and general economic and geopolitical conditions and events, such as economic slowdowns or recessions, consumer confidence in the economy, ongoing military conflicts and terrorist attacks;

•
technical factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities and the potential for a “short squeeze” whereby short sellers are forced to cover their open positions, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors;

•
changes in our funds from operations or earnings estimates;

•
local economic and real estate conditions in geographic locations where we have a high concentration of properties;

•
the occupancy of our properties, and changes in rental rates and/or our operating expenses;

•
the success of our acquisition and real estate development strategy;

•
our ability to comply with the financial covenants in our debt agreements and the impact of restrictive covenants in our debt agreements;

•
our access to financing;

•
inflation and increases in interest rates and operating expenses;

•
our ability to comply with current and future regulations with respect to our qualification as a REIT and restrictions imposed on us and our business by those regulations;

•
the risk that if we fail to qualify as a REIT, we will have reduced funds available for distributions, will not be allowed a deduction for distributions, and will be subject to U.S. federal income tax at regular corporate rates;

•
our ability to comply with our joint venture agreements and other risks associated with our joint venture investments;

•
possible uninsured losses, including losses from casualty events or natural disasters, and possible environmental liabilities;

•
our ability to access capital on attractive terms to fund our business activities, repay debt on a timely basis or renew, extend or replace our credit facility upon its maturity in an amount equal to our expiring facility and on terms that are favorable to us;

•
the impact of an ownership limit and takeover defenses in our charter and bylaws and under Maryland law;

•
a decision by any of our significant stockholders to sell substantial amounts of our common stock;

•
any future issuances of equity securities; and

•
the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering costs, will be approximately $      million. If the underwriters’ option to purchase additional shares of common stock is exercised in full, we estimate that our net proceeds from this offering will be approximately $      million.
We intend to use the net proceeds from this offering to fund our pending acquisition of 55 Riverwalk Place. If we are unable to consummate this acquisition, we may use the proceeds for general corporate purposes and working capital, including contributing to the repayment of approximately $157 million in outstanding mortgage debt that is secured by our Soho Lofts property in Jersey City, New Jersey, a 377 unit multifamily residential property. Pending such uses, we intend to invest the net proceeds in interest bearing deposit accounts or short-term U.S. government and government agency securities that are consistent with our intention to maintain our qualification as a REIT. These temporary investments are expected to provide a lower net return than we will seek to achieve from investments in our core business. There can be no assurance that we will acquire 55 Riverwalk Place or, if we do, what the timing of such acquisition will be. The closing of this offering is not conditioned upon the acquisition of 55 Riverwalk Place or any other property.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.

Total
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $       per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to buy up to        additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      .
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC for a period of 45 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference, or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus supplement (such period, the “restricted period”), will not (and will not cause any of their direct or indirect affiliates to), without the prior written consents of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. The lock-up parties acknowledge and agree that the foregoing precludes them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the lock-up parties or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the NYSE under the symbol “VRE”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. are lenders under our credit agreement; an affiliate of J.P. Morgan Securities LLC is the administrative agent and an affiliate of Goldman Sachs & Co. LLC is the syndication agent, and affiliates of such underwriters are joint bookrunners and joint lead arrangers under such credit agreement. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the shares common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the shares of common stock. Accordingly any person making or intending to make an offer in any Relevant State of the shares of common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Corporation or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of the shares of common stock in the EEA in circumstances in which an obligation arises for the Corporation or the underwriters to publish a prospectus for such offer.
In relation to each Relevant State, no shares of common stock have been offered or will be offered pursuant to an offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require the Corporation or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation. Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Corporation that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined in the Prospectus Regulation or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of common stock offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus and or any other documents and/or materials relating to the issue of shares of common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Corporation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common stock in, from or otherwise involving the United Kingdom.
In the United Kingdom, none of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the shares of common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the shares of common stock. Accordingly any person making or intending to make an offer in the United Kingdom of the shares of common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Corporation or any of the underwriters to publish a prospectus pursuant to the UK Prospectus Regulation or Section 85 of the FSMA in relation to such offer. Neither the Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of the shares of common stock in the United Kingdom in circumstances in which an obligation arises for the Corporation or the underwriters to publish a prospectus for such offer.
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA or Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the shares of common stock shall require the Corporation or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or Section 85 of the FSMA. Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Corporation that it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation and a relevant person. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.

Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the shares of common stock has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock described herein. The shares of common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland
Neither we, nor this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the offering, nor the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. The shares of common stock are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and investors in the shares of common stock will not benefit from protection or supervision by such authority.
This prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock may only be made available in or from Switzerland to regulated financial intermediaries as defined in Article 10(3)(a) or (b) of the Swiss Federal Act on Collective Investment Schemes, i.e. banks, securities dealers, fund management companies, asset managers of collective investment schemes, central banks and insurance companies. This prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock may not be copied, reproduced, distributed or passed on to third parties without the representatives’ prior written consent.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), on the grounds that the offering of the shares of common stock in Japan is made as a private placement for small number of Investors as prescribed under Article 2, Paragraph 3, Item 2 (III) of the FIEA. Accordingly, the shares of common stock have not been and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except under circumstances which will result in compliance with all applicable laws, regulations and guidelines, including the requirements applicable to such private placement for small number of investors under FIEA, under which the shares of common stock may be offered to up to 49 offerees in Japan. Any offeree in Japan shall acknowledge and agree that it does not need any explanation of important matters required under the Act on the Provision of Financial Services (Act No. 101 of 2000, as amended).

Subject to the foregoing, the shares of common stock may be offered in Japan to qualified institutional investors (as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions Provided in Article 2 of the FIEA), with the exclusion from the counting of the 49 offerees above. Any qualified institutional investor who acquired the shares of common stock is subject to the resale restriction that such qualified institutional investor may not further assign the shares of common stock to anyone other than another qualified institutional investor(s), and such assignment shall be made with the condition of entry to an agreement setting forth such transfer restriction.
Notice to Prospective Investors in Singapore
Each joint book-running manager has acknowledged that this prospectus supplement has not been registered as a prospectus under the SFA by the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each joint book-running manager has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS
Certain legal matters relating to this offering will be passed on for us by Seyfarth Shaw, LLP, New York, New York. Certain matters of Maryland law will be passed on for us by Ballard Spahr LLP, Baltimore, Maryland, and certain tax matters related to our qualification as a REIT will be passed on for us by Seyfarth Shaw, LLP, New York, New York. Sidley Austin llp, New York, New York, is acting as counsel to the underwriters.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” certain information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be part of this prospectus supplement, and subsequent information that we file later with the SEC prior to the termination of this offering will automatically update and supersede the information contained in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.
We incorporate by reference the documents listed below and any filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (in each case, other than information in such documents that is deemed not to be filed):
•
The Annual Report of the Corporation and the Operating Partnership on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 21, 2024;

•
The information responsive to Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, provided in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 29, 2024;

•
The Quarterly Report of the Corporation and the Operating Partnership on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on April 24, 2024;

•
Our Current Reports on Form 8-K, as filed with the SEC on March 1, 2024, March 11, 2024 and June 14, 2024; and

•
The registration statement on Form 8-A dated August 9, 1994, including any amendments thereto.

The accompanying prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. Neither this prospectus supplement nor the accompanying prospectus contains all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may access the registration statement, including exhibits, on the SEC’s website at http://www.sec.gov or on our website at http://www.verisresidential.com. Information contained on our website is not a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the SEC. Our statements in this prospectus supplement concerning the contents of any contract or other document are not necessarily complete. Where such contract or other document has been filed with the SEC, you should refer to the filed document for more complete information.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:
Veris Residential, Inc.
Harborside 3, 210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
Attn: Secretary
Telephone: (732) 590-1010.

PROSPECTUS
$2,000,000,000
VERIS RESIDENTIAL, INC.
Common Stock, Preferred Stock, Depositary Shares and Warrants
Veris Residential, Inc. may, from time to time, in one or more series, offer the following securities:
•
common stock;

•
preferred stock;

•
preferred stock represented by depositary shares; or

•
warrants to purchase common stock or preferred stock.

We will describe the terms of any such offering in a supplement to this prospectus. Such prospectus supplement will contain the following information about the offered securities:
•
title and amount;

•
offering price, underwriting discounts and commissions and our net proceeds;

•
any market listing and trading symbol;

•
names of lead or managing underwriters and description of underwriting arrangements; and

•
the specific terms of the offered securities.

Our common stock is listed on The New York Stock Exchange under the symbol “VRE.” The closing price of our common stock as reported on The New York Stock Exchange on February 23, 2023 was $16.52 per share. If any other securities offered hereby will be listed on a national securities exchange, such listing will be described in the applicable prospectus supplement.
You should carefully read and consider the risk factors under Part I, Item 1A contained in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.
Our mailing address and telephone number are:
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
(732) 590-1010
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 24, 2023

We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

i

Unless the context otherwise requires, all references in this prospectus to the “registrant,” “General Partner,” “we,” “us,” “our,” or “the Company” include Veris Residential, Inc., a Maryland corporation, and any subsidiaries or other entities controlled by us, including Veris Residential, L.P., a Delaware limited partnership. All references in this prospectus to the “Operating Partnership” include Veris Residential, L.P. and any subsidiaries or other entities that the Operating Partnership owns or controls. All references in this prospectus to “common stock” refer to our common stock, par value $0.01 per share. All references in this prospectus to “units” refer to the units of limited partnership interest in the Operating Partnership.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3. Under this shelf registration statement, we may sell, in one or more offerings for total proceeds of up to $2,000,000,000, any combination of common stock, preferred stock, depositary shares or warrants of the Company. This prospectus provides you with a general description of the securities we may offer. If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Information About Us.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We consider portions of this prospectus, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.
Among the factors about which we have made assumptions are:
•
risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of our business and the financial condition of our tenants and residents;

•
the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;

•
the extent of any tenant bankruptcies or of any early lease terminations;

•
our ability to lease or re-lease space at current or anticipated rents;

•
changes in the supply of and demand for our properties;

•
changes in interest rate levels and volatility in the securities markets;

•
our ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•
our ability to attract, hire and retain qualified personnel;

•
forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates, and projected revenue and income;

•
changes in operating costs;

•
our ability to obtain adequate insurance, including coverage for natural disasters and terrorist acts;

•
our credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense;

•
changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact us and the statements contained herein, see the “Risk Factors” under Part I, Item 1A in our most recent Annual Reports on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

AVAILABLE INFORMATION
We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on The New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.verisresidential.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.
We have filed with the Securities and Exchange Commission an automatic shelf registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
In this document, we “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering is completed:
(1)
Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission on February 22, 2023;

(2)
Our Proxy Statement relating to our Annual Meeting of Stockholders held on June 15, 2022, as filed with the Securities and Exchange Commission on May 2, 2022; and

(3)
The description of our common stock and the description of certain provisions of Maryland Law contained in:

i.
Our Registration Statement on Form 8-A dated August 9, 1994;

ii.
Our Articles of Restatement dated September 18, 2009;

iii.
Our Articles Supplementary dated June 12, 2019;

iv.
The Articles of Amendment to our Articles of Restatement dated May 12, 2014 and December 7, 2021; and

v.
Any amendments or reports filed for the purpose of updating such description.

Except as otherwise indicated, all documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.
We will provide, free of charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us as set forth below under “Information About Us.”

INFORMATION ABOUT US
Veris Residential, Inc., a Maryland corporation, together with its subsidiaries (collectively the “General Partner”), is a fully-integrated, self-administered and self-managed real estate investment trust (“REIT”).
The Company develops, owns and operates predominantly multifamily rental properties located primarily in the Northeast, as well as a portfolio of Class A office properties. The Company is in the process of transitioning to a pure-play multifamily REIT and is focused on conducting business in a socially, ethically, and environmentally responsible manner, while seeking to maximize value for all stakeholders. Veris Residential, Inc. was incorporated on May 24, 1994.
The General Partner controls Veris Residential, L.P., a Delaware limited partnership, together with its subsidiaries (collectively, the “Operating Partnership”), as its sole general partner and owned a 90.7 and 91.0 percent common unit interest in the Operating Partnership as of December 31, 2022 and 2021, respectively.
As of December 31, 2022, the Company owned or had interests in 24 multifamily rental properties as well as non-core assets comprised of five office buildings, four parking/retail properties and two hotels, plus developable land (collectively, the “Properties”). The Properties are comprised of: (a) 27 wholly-owned or Company-controlled properties comprised of 17 multifamily properties and 10 non-core assets, and, (b) eight properties owned by unconsolidated joint ventures in which the Company has investment interests, including seven multifamily properties and a non-core asset. The Properties are located in three states in the Northeast, plus the District of Columbia.
The General Partner’s shares of common stock are listed on The New York Stock Exchange under the symbol “VRE.”
Our executive offices are located at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311, and its telephone number is (732) 590-1010. We maintain an Internet website at http://www.verisresidential.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes and working capital. As required by the terms of the limited partnership agreement of the Operating Partnership, we must invest the net proceeds of any sale of our common stock or preferred stock in the Operating Partnership in exchange for additional units of limited partnership interest.

DESCRIPTION OF COMMON STOCK
The following description of our common stock in this prospectus contains the general terms and provisions of our common stock. The particular terms of any offering of our common stock will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our common stock will be issuable upon conversion of preferred stock or upon the exercise of warrants to purchase our common stock. The statements below describing our common stock are subject to and qualified by, the applicable provisions of our charter and bylaws.
General
We are authorized under our charter to issue 190,000,000 shares of our common stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote. Holders of common stock have no preemptive or cumulative voting rights. At February 15, 2023, 91,164,664 shares of our common stock were issued and outstanding. Our common stock currently is listed for trading on the New York Stock Exchange under the symbol “VRE.”
All shares of common stock to be outstanding following this offering will be, upon our receipt of the consideration therefor, duly authorized, validly issued, fully paid and non-assessable. We may pay dividends to the holders of our common stock if and when declared by our board of directors out of legally available funds. Dividends depend on a variety of factors, and there can be no assurances that distributions will be made in the future.
Under Maryland law, our stockholders generally are not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will participate pro rata in any assets remaining after our payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of Veris Residential, L.P. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights, subject to the ownership limits set forth in our charter or as permitted by our board of directors.
Ownership Limitations and Restrictions on Transfer
Generally, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% of our issued and outstanding capital stock. In addition, our charter and bylaws contain provisions that would have the effect of delaying, deferring or preventing a change in control. See “Certain Provisions of Maryland Law and our Charter and Bylaws.”
In order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year, and at least 100 persons must beneficially own our outstanding capital stock for at least 335 days per 12 month taxable year, or during a proportionate part of a taxable year of less than 12 months. To help ensure that we meet these tests, our charter provides that no holder may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.
The ownership limitations and restrictions on transfer will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.
All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
If you beneficially own more than 5% of our outstanding capital stock, you must file a written response to our request for stock ownership information, which we will mail to you no later than January 30th of each year. This notice should contain your name and address, the number of shares of each class or series of stock you beneficially own and a description of how you hold the shares. In addition, you must disclose to us in writing any additional information we request in order to determine the effect of your ownership of such shares on our status as a REIT under the Code.
These ownership limitations could have the effect of precluding a third party from obtaining control over us unless our board of directors and our stockholders determine that maintaining REIT status is no longer desirable.
Operating Partnership Agreement
The partnership agreement of Veris Residential, L.P. requires that the consent of the holders of at least 85% of Veris Residential, L.P.’s partnership units is required:
•
to merge (or permit the merger of) Veris Residential, L.P. with another unrelated entity, unless Veris Residential, L.P. shall be the surviving entity in such merger;

•
to dissolve, liquidate, or wind-up Veris Residential, L.P.; or

•
to convey or otherwise transfer all or substantially all of the assets of Veris Residential, L.P.

As of December 31, 2022, the Company, as general partner of Veris Residential, L.P., held approximately 90.7 percent of the outstanding common partnership units of Veris Residential, L.P. Consequently, approval of any of the foregoing transactions currently would not require the consent of any of the limited partners of Veris Residential, L.P.
The partnership agreement also contains provisions restricting us from engaging in a merger or sale of substantially all of our assets, unless such transaction was one where all of the limited partners received for each partnership unit, an amount of cash, securities, or other property equal to the number of shares of common stock into which such partnership unit is convertible multiplied by the greatest amount of cash, securities or other property paid to a holder of one share of common stock in consideration of one share of common stock. However, if, in connection with a merger or sale of substantially all of our assets, a purchase, tender or exchange offer was made to all of the outstanding common stockholders, each partnership unit holder would receive the greatest amount of cash, securities, or other property which such partnership unit holder would have received had it exercised its redemption rights and received common stock in exchange for its partnership units immediately before such purchase, tender or exchange offer expires.
We may merge with another entity, without any of the restrictions identified in the immediately preceding paragraph, so long as each of the following requirements are satisfied:
•
after a merger, substantially all of the assets owned by the surviving entity, other than partnership units we hold, are owned by Veris Residential, L.P. or another limited partnership or limited liability company which is the survivor of a merger with Veris Residential, L.P.;

•
the limited partners own a percentage interest of the surviving partnership based on the fair market value of the net assets of Veris Residential, L.P. and the fair market value of the other net assets of the surviving partnership before the transaction;

•
the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect before the transaction; and

•
such rights of the limited partners include the right to exchange their interests in the surviving partnership for at least one of: (A) the consideration available to such limited partners, or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the common stock.

Redemption Rights
Certain individuals who received common units in Veris Residential, L.P. have the right to have their common units redeemed for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of such redemption, or, at our election, shares of our common stock, on a one-for-one basis. However, we may not pay for such redemption with shares of common stock if, after giving effect to such redemption, any person would beneficially or constructively own shares in excess of the ownership limit described in “Ownership Limitations and Restrictions on Transfer.” As of February 15, 2023, the limited partners of Veris Residential, L.P. owned 9,163,754 common units, 695,851 Long-Term Incentive Plan Units that are convertible on a one-for-one basis into common units, 625,000 Class AO Long-Term Incentive Plan Units that are convertible into common units in accordance with a formula based on the market price of the General Partner’s common stock subject to the attainment of certain price-vesting conditions, 42,800 series A 3.5% preferred limited partnership units that are convertible into up to 1,204,820 common units, and 9,213 series A-1 3.5% preferred limited partnership units that are convertible into up to 257,375 common units. All common units may be redeemed, at our election, for an equal number of shares of our common stock.
Transfer Agent
The transfer agent for our common stock is:
Computershare Trust Company, N.A.
P.O. Box 505000
Louisville, KY 40233-5000
1-800-317-4445
www.computershare.com/investor

DESCRIPTION OF PREFERRED STOCK
The following description of our preferred stock in this prospectus contains the general terms and provisions of our preferred stock. The particular terms of any offering of preferred stock will be described in a prospectus supplement relating to such offering. The statements below describing our preferred stock are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.
General
We are authorized to issue up to 5,000,000 shares of preferred stock. Under our charter, we may issue shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Before the issuance of shares of each series, our board of directors is required by Maryland law and our charter to adopt resolutions and file articles supplementary with the State Department of Assessment and Taxation of Maryland, setting forth for each such series: the designation of the series to distinguish it from other series and classes of our stock, the number of shares to be included in the series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the shares of the series.
Because our board of directors has the power to establish the terms and conditions of each series of preferred stock, it may afford the holders of any series of preferred stock powers, preferences and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. Our issuance of preferred stock could have the effect of delaying or preventing a change in control.
Terms
When we issue preferred stock and receive the consideration therefor, such preferred stock will be duly authorized, validly issued, fully paid and non-assessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
•
the title and stated value;

•
the number of shares, liquidation preference and offering price;

•
the dividend rate, dividend periods and payment dates;

•
the date on which dividends begin to accrue or accumulate;

•
any auction and remarketing procedures;

•
any retirement or sinking fund requirement;

•
the price and the terms and conditions of any redemption right;

•
any listing on any securities exchange;

•
the price and the terms and conditions of any conversion or exchange right;

•
whether interests will be represented by depositary shares;

•
any voting rights;

•
the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

•
any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

•
any limitations on direct or beneficial ownership and restrictions on transfer;

•
any U.S. federal income tax considerations, if appropriate; and

•
any other specific terms, preferences, rights, limitations or restrictions.

Rank
Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:
•
senior to our common stock and to all other equity securities ranking junior to the preferred stock;

•
on a parity with all equity securities issued by us which by their terms rank on a parity with the preferred stock; and

•
junior to all equity securities issued by us which by their terms rank senior to the preferred stock.

Dividends
If declared by our board of directors, preferred stockholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. We will pay dividends to stockholders of record on the record date fixed by our board of directors. The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and our board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and we will not be obligated to pay an accrued dividend later for the missed dividend period, whether or not our board of directors declares dividends on the series on any future date.
If any preferred stock is outstanding, we will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, our common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in, or conversions or exchanges for, common stock or other capital stock junior to the preferred stock, unless:
•
if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past dividend periods or declared and reserved funds for payment therefor before or at the same time as the declaration and payment on the junior series; or

•
if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment therefor before or at the same time as the declaration and payment on the junior series.

Unless the prospectus supplement provides otherwise, when we do not pay dividends on shares from more than one series of preferred stock ranking in parity as to dividends in full (or we have not reserved a sufficient sum for full payment), all of these dividends will be declared pro rata so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will they include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.
Redemption
If specified in the prospectus supplement, we will have the right to redeem all or any part of the preferred stock in each series at our option, or the preferred stock will be subject to mandatory redemption.
If the series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify:
•
the number of shares we will redeem in each year;

•
the date after which we may or must commence the redemption; and

•
the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.

Except as otherwise provided in the prospectus supplement, the redemption price may be payable in cash or other property.

Unless the prospectus supplement provides otherwise, we will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:
•
if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or

•
if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment.

We may, however, purchase or acquire preferred stock of any series to preserve our status as a REIT under the Code or pursuant to an offer made on the same terms to all holders of preferred stock of that series.
If we redeem fewer than all outstanding shares of preferred stock of any series, we will determine the number of shares to be redeemed and whether we will redeem shares pro rata by shares held or shares requested to be redeemed or by lot in a manner that we determine.
We will mail redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:
•
the redemption date;

•
the number of shares and series of the preferred stock to be redeemed;

•
the redemption price;

•
the place to surrender certificates for payment of the redemption price;

•
that dividends on the shares redeemed will cease to accrue on the redemption date; and

•
the date upon which any conversion rights will terminate.

If we redeem fewer than all outstanding shares of a series of preferred stock, the notice also will specify the number of shares we will redeem from each holder. If we give notice of redemption and have set aside sufficient funds necessary for the redemption in trust for the benefit of stock we will redeem, then dividends will thereafter cease to accrue and all rights of the holders of the shares will terminate, except the right to receive the redemption price.
Liquidation Preference
If we liquidate, dissolve or wind up our affairs, then holders of each series of preferred stock will receive out of our legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before we make any distributions to holders of our common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of our remaining assets. In the event that our assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with our preferred stock, then we will distribute our assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.
After we have paid liquidating distributions in full to all holders of our preferred stock, we will distribute our remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, our consolidation or merger with any other corporation or entity, or a sale of all or substantially all of our property or business, does not constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights
Holders of preferred stock will not have any voting rights, except as set forth below or otherwise set forth in the prospectus supplement.
Unless the prospectus supplement provides otherwise, whenever we have not paid dividends on any shares of preferred stock for six or more consecutive quarterly periods, the holders of such shares may vote, separately as a class with all other series of preferred stock on which we have not paid dividends, for the election of two additional directors to our board of directors. In this event, our board of directors will be increased by two directors. The holders of a series of preferred stock on which we have not paid dividends may vote for the additional directors at our next annual meeting of stockholders and at each subsequent annual meeting until:
•
if the series of preferred stock has a cumulative dividend, we have fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or we have declared the unpaid dividends and set apart a sufficient sum for their payment; or

•
if the series of preferred stock does not have a cumulative dividend, we have fully paid four consecutive quarterly dividends, or we have declared the dividends and set apart a sufficient sum for their payment.

Unless the prospectus supplement provides otherwise, we cannot take any of the following actions without the affirmative vote of holders of at least two-thirds of the outstanding shares of each series of preferred stock:
•
authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to the series of preferred stock as to dividends or liquidation distributions;

•
reclassify any authorized capital stock into shares ranking senior to the series of preferred stock as to dividends or liquidation distributions;

•
issue any obligation or security convertible into or evidencing the right to purchase any share ranking senior to the series of preferred stock as to dividends or liquidation distributions; or

•
amend, alter or repeal any provision of our charter in a manner that materially and adversely affects any right, preference, privilege or voting power of the series of preferred stock.

For these purposes, the following events do not materially and adversely affect a series of preferred stock, unless otherwise provided in an applicable prospectus supplement:
•
an increase in the amount of the authorized shares of preferred stock;

•
the creation or issuance of any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions; or

•
an increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions.

The holders of a series of preferred stock will have such voting rights as provided for in the articles supplementary establishing any such series of preferred stock and as described in the applicable prospectus supplement, however, if we redeem or call for redemption all outstanding shares of a series and deposit sufficient funds in a trust to effect the redemption on or before the occurrence of the act requiring the vote, such holders of a series of preferred stock will have no voting rights.
Conversion Rights
If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:
•
the number of shares of common stock into which the shares of preferred stock are convertible;

•
the conversion price or manner by which we will calculate the conversion price;

•
the conversion period;

•
whether conversion will be at our option or the option of the holders of the preferred stock;

•
any events requiring an adjustment of the conversion price; and

•
provisions affecting conversion in the event of the redemption of the series of preferred stock.

Ownership Limitations and Restrictions on Transfer
As further discussed under “Description of Common Stock — Ownership Limitations and Restrictions on Transfer,” in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to a series of preferred stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.
These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.
Stockholder Liability
Under Maryland law, none of the holders of our outstanding stock, including holders of preferred stock, will be personally liable for our acts and obligations solely as a result of their status as holders of such stock, and our funds and property are the only recourse for our acts or obligations.
Transfer Agent
The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
The following description of our depositary shares in this prospectus contains the general terms and provisions of the depositary shares. The particular terms of any offering of depositary shares will be described in a prospectus supplement relating to such offering. The statements below describing the depositary shares are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.
General
We may offer and sell depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will issue shares of preferred stock to be represented by depositary shares and deposit such shares of preferred stock with a preferred stock depositary under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement and as further set forth in an applicable prospectus supplement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.
Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the preferred stock depositary in connection with distributions.
Unless otherwise provided in the deposit agreement or an applicable prospectus supplement, if a distribution on the preferred stock is other than in cash and it is feasible for the preferred stock depositary to distribute the property it receives, the preferred stock depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the preferred stock depositary may sell the property and distribute the net proceeds from the sale to the record holders of the depositary shares.
No distribution will be made on any depositary share to the extent that it represents any class or series of preferred stock that has been converted or exchanged.
Withdrawal of Stock
Unless we have previously called the depositary shares for redemption or the holder of the depositary shares has converted such shares and unless otherwise provided in an applicable prospectus supplement, a holder of depositary shares may surrender them at the corporate trust office of the preferred stock depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the preferred stock depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Unless otherwise provided in an applicable prospectus supplement, whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem fewer than all of the depositary shares, we and the preferred stock depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method that we determine preserves our REIT status.
On the redemption date:
•
all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•
we and the preferred stock depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a preferred stock depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the preferred stock depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote in accordance with these instructions. The preferred stock depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, as described in the applicable prospectus supplement.
Conversion of Depositary Shares
Depositary shares will not themselves be convertible into common stock or any other of our securities or property, except in connection with preserving our status as a REIT under the Code, unless otherwise provided in an applicable prospectus supplement. However, if the underlying preferred stock is convertible, as described in the applicable prospectus supplement, holders of depositary shares may surrender them to the preferred stock depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
Unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, or unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may not make any amendment that:
•
would materially and adversely alter the rights of the holders of depositary shares; or

•
would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreements and unless otherwise provided in an applicable prospectus supplement, and except in order to comply with the law, no amendment may impair the right of any holder of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
Unless otherwise provided in an applicable prospectus supplement, we may terminate a deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if the termination is necessary to preserve our status as a REIT under the Code. If we terminate a deposit agreement to preserve our status as a REIT under the Code, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
In addition, a deposit agreement will automatically terminate if:
•
we have redeemed all outstanding depositary shares subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the preferred stock depositary has distributed the distribution to the holders of the depositary shares; or

•
each share of the underlying preferred stock has been converted into other of our capital stock not represented by depositary shares or has been exchanged for debt securities.

Charges of a Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges arising out of a deposit agreement. In addition, we generally will pay the fees and expenses of a preferred stock depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a preferred stock depositary for any duties requested by the holders that the deposit agreement does not expressly require the preferred stock depositary to perform.
Resignation and Removal of Preferred Stock Depositary
A preferred stock depositary may resign at any time by delivering to us notice of its election to resign. We also may remove a preferred stock depositary at any time. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. We will appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least the amount set forth in the deposit agreement.
Miscellaneous
The preferred stock depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.
We and the preferred stock depositary will not be liable if any law or any circumstances beyond our control prevent or delay us from performing our obligations under a deposit agreement. Unless otherwise provided in an applicable prospectus supplement, our obligations and the obligations of a preferred stock depositary under a deposit agreement will be limited to performing duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. We and a preferred stock depositary may not be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless we are furnished with satisfactory indemnity.
We and any preferred stock depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons we believe in good faith to be competent, and on documents we believe in good faith to be genuine and signed by a proper party.

Ownership Limitations and Restrictions on Transfer
As further discussed under “Description of Common Stock — Ownership Limitations and Restrictions on Transfer,” in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock and the deposit agreement under which any depositary shares representing such series are issued may contain provisions restricting the ownership and transfer of the depositary shares representing a fractional interest in a series of preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to any depositary shares. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.
These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.
Depositary
The prospectus supplement will identify the preferred stock depositary for the depositary shares.

DESCRIPTION OF WARRANTS
The following description of our warrants for the purchase of preferred stock or common stock in this prospectus contains the general terms and provisions of the warrants. The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering. The statements below describing the warrants are subject to and qualified by, the applicable provisions of our charter, bylaws and articles supplementary.
General
We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them. We will issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Terms
A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currencies in which the price or prices of the warrants may be payable;

•
the designation, amount and terms of our capital stock purchasable upon exercise of the warrants;

•
the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•
if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•
the date that the warrants may first be exercised;

•
the date that the warrants expire;

•
the minimum or maximum amount of warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of certain U.S. federal income tax considerations; and

•
any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Ownership Limitations and Restrictions on Transfer
As further discussed under “Description of Common Stock — Ownership Limitations and Restrictions on Transfer,” in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.
These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to purchasers;

•
to or through underwriters, brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
To one or more underwriters acting alone for resale to investors or to the public;

•
through agents; or

•
through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•
privately negotiated transactions; or

•
any combination of any of these methods.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus;

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus; or

•
engage in any combination of any of the foregoing transactions.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•
the terms of the offering;

•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any initial public offering price;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act by the issuer or through a designated agent;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Our common stock or preferred stock may be issued upon the exchange of debt securities of the Operating Partnership or in exchange for other securities.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities other than the common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or other securities issued pursuant to the registration statement of which this prospectus forms a part on any securities exchange; any such listing will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description is a summary of certain provisions of Maryland law and of our charter and bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of our charter and bylaws which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the Maryland General Corporation Law.
Board of Directors
Number; Vacancies.   Our bylaws provide that the number of our directors shall be established by the board of directors but shall never be less than the minimum number required by the Maryland General Corporation Law (which is not less than one), nor more than fifteen. We have also, in our bylaws, elected to be subject to certain provisions of Maryland law described below under the heading “Unsolicited Takeovers” which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the board regardless of the reason for such vacancies. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than until the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.
Removal of Directors.   Our charter provides that directors may be removed from office only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors. Neither the Maryland General Corporation Law nor our charter define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the facts and circumstances of any particular situation.
The requirement of cause and a substantial stockholder vote for removal of any of our directors, and the exclusive right of the remaining directors to fill vacancies on the board make it more difficult for a third party to gain control of our board of directors and may discourage offers to acquire us even when an acquisition may be in the best interest of our stockholders.
Maryland Business Combination Act
Under the Maryland Business Combination Act, unless an exemption applies, any “business combination” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations with an interested stockholder that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from the Maryland Business Combination Act, business combinations between certain affiliated individuals and entities and us. However, unless our board of directors adopts further exemptions, the provisions of the Maryland Business Combination Act will be applicable to business combinations between other persons and us.
Maryland Control Share Acquisition Act
The Maryland Control Share Acquisition Act provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast by our stockholders on the matter. Shares owned by the acquiring person, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply to:
•
shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•
acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws currently contain a provision exempting from the Maryland Control Share Acquisition Act any acquisitions of shares of our stock by any person. However, our board of directors or our stockholders may amend our bylaws in the future to repeal or modify this exemption, in which case any of our control shares acquired in a control share acquisition could be subject to the Maryland Control Share Acquisition Act.
Unsolicited Takeovers
Under certain provisions of Maryland law described in part above under “Board of Directors — Number; Vacancies”, relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the corporation’s board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors even if the remaining directors do not constitute a quorum.
These statutory provisions also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualified, and that the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors shall be required in order to remove a director. Finally, these statutory provisions provide that a special meeting of stockholders need be called only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting.
An election to be subject to any or all of the foregoing statutory provisions may be made in the corporation’s charter or bylaws, or by resolution of its board of directors. Any such statutory provision to which a corporation elects to be subject will apply even if other provisions of Maryland law or the corporation’s charter or bylaws provide to the contrary.
Through provisions in our charter and bylaws unrelated to the foregoing statutory provisions, (a) a two-thirds stockholder vote, as well as cause, is required to remove any director from our board of directors and (b) unless called by our chief executive officer, our president and chief operating officer, or our board, the written request of the holders of shares entitled to cast not less than a majority of the votes entitled to be cast at such meeting is required to call a special meeting of stockholders. We have also elected in our bylaws to be subject to certain of the statutory provisions described above so that, as stated above under “Board of Directors — Number; Vacancies”, our board of directors has the exclusive right to determine the number of our directors and the exclusive right to fill vacancies on our board of directors, and any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. In addition, our board of directors has adopted a resolution prohibiting us from electing to be subject to the foregoing statutory provision relating to unsolicited takeovers which would automatically classify our board of directors into three classes with staggered terms of three years each, unless such election is first approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the Maryland General Corporation Law, our charter contains a provision limiting the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law. Under Maryland law, the liability of our directors and officers to us or our stockholders for money damages may be limited except to the extent that:
•
it is proved that the director or officer actually received an improper benefit in money, property or services; or

•
a judgment or other final adjudication was entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We are authorized under our charter, and obligated under our bylaws and existing indemnification agreements, to indemnify our present and former directors and officers against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Also, under Maryland law, a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses.
In addition to the circumstances in which Maryland law permits a corporation to indemnify its directors and officers, Maryland law requires that unless limited by the charter of the corporation, a director or officer who has been successful on the merits or otherwise in the defense of any proceeding or in the defense of any claim, issue or matter in a proceeding, to which he is made a party by reason of his services as a director or officer, shall be indemnified against reasonable expenses incurred by him in connection with the proceeding, claim, issue or matter in which the director or officer has been successful. Our charter does not alter this requirement.
We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over us against liabilities arising under the Securities Act. Insofar as the above provisions may allow that type of indemnification, the Securities and Exchange Commission has informed us that, in their opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Amendment of Charter and Bylaws
Our charter may generally be amended only if such amendment is declared advisable by our board of directors and approved by our stockholders by the affirmative vote of at least a majority of all votes entitled to be cast by our stockholders on the amendment. However, any amendment to the provisions in our charter relating to the removal of directors requires approval by our stockholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast.
Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders may alter or repeal any provision of our bylaws and adopt new bylaws if any such alternation, repeal or adoption is approved by the affirmative vote of a majority of all votes entitled to be cast by our stockholders on the matter, except that our stockholders do not have the power to alter or repeal the provisions of our bylaws relating to indemnification of our directors and officers or the provisions of our bylaws relating to amendments thereto without the approval of our board of directors.
Mergers, Share Exchanges, Transfers of Assets
Pursuant to our charter and Maryland law, with certain exceptions we cannot engage in a merger or consolidation, enter into a statutory share exchange in which we are not the surviving entity or sell all or substantially all of our assets, unless our board of directors adopts a resolution declaring the proposed transaction advisable, and the transaction is approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. In addition, the partnership agreement of Veris Residential, L.P. limits our ability to merge or sell substantially all of our assets under certain circumstances. See “Description of Common Stock — Operating Partnership Agreement.”
Dissolution of the Company
We may be dissolved only if the dissolution is declared advisable by a majority of the entire board of directors and approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the dissolution.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:
•
pursuant to our notice of the meeting;

•
by, or at the direction of, the board of directors; or

•
by any stockholder of the Company who was a stockholder of record both as of the time notice of such nomination or proposal of business is given by the stockholder as set forth in our bylaws and as of the time of the annual meeting in question, who is entitled to vote at such annual meeting and who complies with the advance notice procedures set forth in our bylaws.

Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.
Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
The Maryland Business Combination Act, the Maryland Control Share Acquisition Act (if the provision in our bylaws exempting us from this statute is modified or repealed), the provisions of Maryland law relating to unsolicited takeovers, the advance notice provisions of our bylaws, the provisions of our charter on removal of directors and certain other provisions of Maryland law and our charter and bylaws could delay, defer or prevent a transaction or our change in control which might involve a premium price for holders of shares of our capital stock or otherwise be in their best interest.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes certain of the material U.S. federal income tax considerations relating to our taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the ownership and disposition of our common stock.
If we offer one or more additional series of common stock or preferred stock (including stock represented by depositary shares), guarantees of debt securities issued by Veris Residential, L.P. or one or more series of warrants to purchase common stock or preferred stock, the prospectus supplement would include information about certain material U.S. federal income tax consequences to holders of any of the foregoing.
Because this summary is only intended to address certain of the material U.S. federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:
•
the tax consequences to you may vary depending on your particular tax situation;

•
you may be a person that is subject to special tax treatment or special rules under the Code (e.g., regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships, trusts, estates or other pass through entities) that the discussion below does not address;

•
the discussion below does not address any state, local or non-U.S. tax considerations; and

•
the discussion below deals only with stockholders that hold our common stock as a “capital asset,” within the meaning of Section 1221 of the Code.

We urge you to consult with your own tax advisors regarding the specific tax consequences to you of acquiring, owning and selling our common stock, including the federal, state, local and foreign tax consequences of acquiring, owning and selling our common stock in your particular circumstances and potential changes in applicable laws or interpretations thereof.
The information in this section is based on the Code, final, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including in private letter rulings and other non-binding guidance issued by the IRS), as well as court decisions all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law, or that any such change would not apply retroactively to transactions or events preceding the date of the change. We have not obtained, and do not intend to obtain, any rulings from the IRS concerning the U.S. federal income tax treatment of the matters discussed below. Furthermore, neither the IRS nor any court is bound by any of the statements set forth herein and no assurance can be given that the IRS will not assert any position contrary to statements set forth herein or that a court will not sustain such position.
Taxation of the Company as a REIT
Seyfarth Shaw LLP, which has acted as our tax counsel, has reviewed the following discussion and is of the opinion that it fairly summarizes the material U.S. federal income tax considerations relevant to our status as a REIT under the Code. The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not intended to be (and is not) tax advice.
It is the opinion of Seyfarth Shaw LLP that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, commencing with our initial taxable year ended December 31, 1994, through and including our taxable year ended December 31, 2022, and that our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. We must emphasize that this opinion of Seyfarth Shaw LLP is based on various assumptions and certain representations and statements made by our officers and our accountants as to factual matters and is conditioned upon such assumptions, representations and statements being accurate and complete. Seyfarth Shaw LLP is not aware of any facts or circumstances that are not consistent with these representations, assumptions and statements. Potential purchasers of the securities should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In general, our qualification and taxation as a REIT depends upon our ability to satisfy, through actual operating results, distribution, diversity of stock ownership, and other requirements imposed under the Code, none of which has been, or will be, reviewed by Seyfarth Shaw LLP. Accordingly, while we intend to continue to qualify to be taxed as a REIT under the Code no assurance can be given that the actual results of our operations for any particular taxable year has satisfied, or will satisfy, the requirements for REIT qualification.
Commencing with our taxable year ended December 31, 1994, we have elected to be taxed as a REIT under the Code. We believe that commencing with our taxable year ended December 31, 1994, and for all of our subsequent taxable years through and including our taxable year ended December 31, 2022, we have been organized and have operated in such a manner so as to qualify as a REIT under the Code, and we intend to continue to operate in such a manner. However, we cannot assure you that we will, in fact, continue to operate in such a manner or continue to so qualify as a REIT under the Code.
If we qualify for taxation as a REIT under the Code, we generally will not be subject to a corporate-level tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the “double taxation” (i.e., a corporate-level and stockholder-level tax) that generally results from investment in a regular subchapter C corporation. However, we will be subject to U.S. federal income tax as follows:
•
First, we would be taxed at regular corporate rates on any of our undistributed REIT taxable income, including our undistributed net capital gains (although, to the extent so designated by us, stockholders would receive an offsetting credit against their own U.S. federal income tax liability for U.S. federal income taxes paid by us with respect to any such gains).

•
Second, if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•
Third, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•
Fourth, if we should fail to satisfy the annual 75% gross income test or 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT under the Code because certain other requirements have been met, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•
Fifth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amount actually distributed by us.

•
Sixth, if we were to acquire an asset from a corporation which is or has been a subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the subchapter C corporation, and we subsequently recognize gain on the disposition of the asset within the five-year period beginning on the day that we acquired the asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. The results described in this paragraph assume that no election will be made under Treasury Regulations Section 1.337(d)-7 for the subchapter C corporation to be subject to an immediate tax when the asset is acquired. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•
Seventh, we could be subject to a 100% tax on certain payments that we receive from one of our “taxable REIT subsidiaries,” or on certain expenses deducted by one of our “taxable REIT subsidiaries” (each, a “TRS”) if the economic arrangement between us, the taxable REIT subsidiary and the tenants at our properties are not comparable to similar arrangements among unrelated parties.

•
Eighth, if we fail to satisfy a REIT asset test, as described below, due to reasonable cause and we nonetheless maintain our REIT qualification under the Code because of specified cure provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Ninth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•
Tenth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty

•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

Finally, the earnings of our lower-tier entities that are subchapter C corporations, including TRSs but excluding our QRSs (as defined below), are subject to federal corporate income tax.
In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for REIT Qualification — In General
To qualify as a REIT under the Code, we must elect to be treated as a REIT and must satisfy the income, asset, distribution, diversity of share ownership and other requirements imposed under the Code. In general, the Code defines a REIT as a corporation, trust or association:
(1)
which is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)
that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities;

(7)
that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfied all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)
that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that requirements (1)-(4), (8) and (9) above must be met during the entire taxable year and that requirements (5) and (6) above do not apply to the first taxable year for which a REIT election is made and, thereafter, requirement (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of requirement (6) above, generally (although subject to certain exceptions that should not apply with respect to us), any stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is treated as not held by the trust itself but directly by the trust beneficiaries in proportion to their actuarial interests in the trust.
We believe that we have satisfied the requirements above for REIT qualification. In addition, our charter currently includes restrictions regarding the ownership and transfer of our common stock, which restrictions are intended to assist us in satisfying some of these requirements (and, in particular requirements (5) and (6) above). The ownership and transfer restrictions pertaining to our common stock are described herein under the heading “Description of Common Stock — Ownership Limitations and Restrictions on Transfer.”
In applying the REIT gross income and asset tests, all of the assets, liabilities and items of income, deduction and credit of a corporate subsidiary of a REIT that is a “qualified REIT subsidiary” (as defined in Section 856(i)(2) of the Code) (“QRS”) are treated as the assets, liabilities and items of income, deduction and credit of the REIT itself. Moreover, the separate existence of a QRS is disregarded for U.S. federal income tax purposes and the QRS is not subject to U.S. federal corporate income tax (although it may be subject to state and local tax in some states and localities). In general, a QRS is any corporation if all of the stock of such corporation is held by the REIT, except that it does not include any corporation that is a TRS of the REIT. Thus, for U.S. federal income tax purposes, our QRSs are disregarded, and all assets, liabilities and items of income, deduction and credit of these QRSs are treated as our assets, liabilities and items of income, deduction and credit.
A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 21%), and may also be subject to state and local tax. Any dividends paid or deemed paid to us by any one of our TRSs will also be taxable, either (1) to us to the extent the dividend is retained by us, or (2) to our stockholders to the extent the dividends received from the TRS are paid to our stockholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “— REIT Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order to qualify as a REIT, the securities of all of our TRSs in which we have invested either directly or indirectly may not represent more than 20% for taxable years beginning after December 31, 2017 of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% (for tax years beginning after December 31, 2017 through our tax year ending on December 31, 2022) of the total value of our assets; however, we cannot assure that this will always be true.
A TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT, which, if performed by the REIT itself, could cause rents received by the REIT to be disqualified as “rents from real property.” However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. However, for taxable years beginning after July 30, 2008, a TRS may provide rights to a brand name under which a health care facility is operated, if such rights are provided to an “eligible independent contractor” to operate or manage the health care facility and such health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS (i) directly or indirectly possesses a license, permit, or similar instrument enabling it to do so, or (ii) employs individuals working at such facility or property located outside the U.S., but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. Additionally, the Code contains several provisions which address the arrangements between a REIT and its TRSs which are intended to ensure that a TRS recognizes an appropriate amount of taxable income and is subject to an appropriate level of U.S. federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to the REIT. In addition, a REIT would be subject to a 100% penalty on some payments that it receives from a TRS, or on certain expenses deducted by the TRS if the economic arrangements between the REIT, the REIT’s tenants and the TRS are not comparable to similar arrangements among unrelated parties. We have several TRSs and will endeavor to structure any arrangement between ourselves, our TRSs and our tenants so as to minimize the risk of disallowance of interest expense deductions or of the 100% penalty being imposed. Notwithstanding the foregoing, however, it cannot be assured that the IRS would not challenge any such arrangement.
Pursuant to Section 172 of the Code, as amended by Pub. L. No. 115-97 (informally known as the Tax Cuts and Jobs Act (the “TCJA”)), to the extent one or more of our TRSs have net operating loss carryforwards with respect to taxable years beginning after December 31, 2017, the deduction for any such carryforward in a taxable year will be limited to 80% of such TRS’s “adjusted taxable income” with respect to such taxable year. Any unused portion of such losses may be carried forward indefinitely, but may not be carried back to a prior taxable year.
A REIT that is a partner in a partnership is deemed to own its proportionate share of each of the assets of the partnership and is deemed to be entitled to income of the partnership attributable to such share. For purposes of Section 856 of the Code, the interest of a REIT in the assets of a partnership of which it is a partner is determined in accordance with the REIT’s capital interest in the partnership and the character of the assets and items of gross income of the partnership retain the same character in the hands of the REIT. For example, if the partnership holds any property primarily for sale to customers in the ordinary course of its trade or business, the REIT is treated as holding its proportionate share of such property primarily for such purpose. Thus, our proportionate share (based on capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including Veris Residential, L.P. (and our indirect share of the assets, liabilities and items of income of each lower-tier partnership), will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. For purposes of the 10% Value Test (described under “REIT Asset Tests” below) our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. Also, actions taken by Veris Residential, L.P. or other lower-tier partnerships can affect our ability to satisfy the REIT gross income and asset tests and the determination of whether we have net income from a prohibited transaction. For purposes of this section any reference to “partnership” refers to and includes any partnership, limited liability company, joint venture, business trust and other entity or arrangement that is treated as a partnership for federal tax purposes, and any reference to “partner” refers to and includes a partner, member, joint venturer and other beneficial owner of any such partnership, limited liability company, joint venture, business trust and other entity or arrangement.
REIT Gross Income Tests:   In order to maintain our qualification as a REIT under the Code, we must satisfy, on an annual basis, two gross income tests.
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First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain “hedging transactions,” for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% test.
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Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain “hedging transactions,” for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

For this purpose the term “rents from real property” includes: (a) rents from interests in real property; (b) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated; and (c) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. For purposes of (c), the rent attributable to personal property is equal to that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year.
However, in order for rent received or accrued, directly or indirectly, with respect to any real or personal property, to qualify as “rents from real property,” the following conditions must be satisfied:
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such rent must not be based in whole or in part on the income or profits derived by any person from the property (although the rent may be based on a fixed percentage of receipts or sales); and

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such rent may not be received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly (including by attribution, upon the application of certain attribution rules): (i) in the case of any person which is a corporation, at least 10% of such person’s voting stock or at least 10% of the value of such person’s stock; or (ii) in the case of any person which is not a corporation, an interest of at least 10% in the assets or net profits of such person, except that under certain circumstances, rents received from a TRS will not be disqualified as “rents from real property” even if we own more than 10% of the TRS.

In addition, all amounts (including rents that would otherwise qualify as “rents from real property”) received or accrued during a taxable year directly or indirectly by a REIT with respect to a property, will constitute “impermissible tenant services income” (and, thus, will not qualify as “rents from real property”) if the amount received or accrued directly or indirectly by the REIT for: (x) noncustomary services furnished or rendered by the REIT to tenants of the property; or (y) managing or operating the property ((x) and (y) collectively, “Impermissible Services”) exceeds 1% of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to the property. For this purpose, however, the following services and activities are not treated as Impermissible Services: (i) services furnished or rendered, or management or operation provided, through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS; and (ii) services usually or customarily rendered in connection with the rental of space for occupancy (such as, for example, the furnishing of heat and light, the cleaning of public entrances, and the collection of trash), as opposed to services rendered primarily to a tenant for the tenant’s convenience. If the amount treated as being received or accrued for Impermissible Services does not exceed the 1% threshold, then only the amount attributable to the Impermissible Services (and not, for example, all tenant rents received or accrued that otherwise qualify as “rents from real property”) will fail to qualify as “rents from real property.” For purposes of the 1% threshold, the amount that we will be deemed to have received for performing Impermissible Services will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.
We (through Veris Residential, L.P. and other affiliated entities) provide some services at the properties, which services we believe do not constitute Impermissible Services or, otherwise, do not cause any rents or other amounts received that otherwise qualify as “rents from real property” to fail to so qualify. If we or Veris Residential, L.P. or other affiliated entities were to consider offering services in the future which could cause any such rents or other amounts to fail to qualify as “rents from real property” then we would endeavor to arrange for such services to be provided through one or more independent contractors and/or TRSs or, otherwise, in such a manner so as to minimize the risk of such services being treated as Impermissible Services.
In addition, we (through Veris Residential, L.P. and other affiliated entities) have received fees for property management and administrative services provided with respect to certain properties not owned, either directly or indirectly, entirely by us and/or Veris Residential, L.P. These fees do not constitute qualifying income for purposes of either the 75% gross income test or 95% gross income test. We (through Veris Residential, L.P. and other affiliated entities) also receive other types of income that do not constitute qualifying income for purposes of either of these two tests. We believe that our share of the aggregate amount of these fees and other non-qualifying income so received or accrued has not caused us to fail to satisfy either of the gross income tests. We anticipate that we may continue to receive or accrue a certain amount of non-qualifying fees and other income. In the event that our share of the amount of such fees and other income could jeopardize our ability to satisfy these gross income tests, then we would endeavor to arrange for the services in respect of which such fees and other income are received to be provided by one or more independent contractors and/or TRSs or, otherwise, in such manner so as to minimize the risk of failing either of the gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement (except as provided below) will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In the case of mortgage loans secured by both real property and personal property, if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and whether the related interest income qualifies for purposes of the 75% gross income test.
We and our affiliates or subsidiaries have or may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of such real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described in the section entitled “REIT Asset Tests,” and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which REITs may rely, it does not prescribe rules of substantive tax law. Moreover, not all of the mezzanine loans in which we invest meet or will meet each of the requirements for reliance on this safe harbor. To the extent that mezzanine loans do not qualify for the safe harbor described above, the interest income from such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test and that such loans will not constitute real estate assets for purposes of the REIT asset tests. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests. For this purpose, a “hedging transaction” means (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), or (3) generally, any transaction entered into in connection with the extinguishment of borrowings or the disposition of property with respect to which hedging transactions described in items (1) or (2) were entered into and such transaction is a hedging transaction with respect to such hedging transaction . We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT under the Code.
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year (provided that the aggregate adjusted bases of all such properties sold by the REIT during a three-year period, including the taxable year at issue and the two immediately preceding taxable years, does not exceed 10% of the aggregate bases of all of the assets of the REIT), or (5) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year (provided that the aggregate fair market value of all such properties sold by the REIT during a three-year period, including the taxable year at issues and the two immediately preceding taxable years, does not exceed 10% of the aggregate fair market value of all of the assets of the REIT);

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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or through taxable REIT subsidiaries.

We will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to such corporation at regular corporate income tax rates.
Notwithstanding the foregoing, the Secretary of the Treasury may determine that any item of income or gain not otherwise qualifying for purposes of the 75% and 95% gross income tests may be considered as not constituting gross income for purposes of those tests, and that any item of income or gain that otherwise constitutes nonqualifying income may be considered as qualifying income for purposes of such tests.

If we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year pursuant to a special relief provision of the Code which may be available to us if:
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our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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we attach a schedule of the nature and amount of each item of income to our U.S. federal income tax return; and

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the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.

We cannot state whether in all circumstances, if we were to fail to satisfy either of the gross income tests, we would still be entitled to the benefit of this relief provision. Even if this relief provision were to apply, we would nonetheless be subject to a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test and (2) the amount by which 95% of our income exceeds the amount of qualifying income under the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.
REIT Asset Tests:   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature and diversification of our assets (collectively, the “Asset Tests”):
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at least 75% of the value of our total assets must be represented by “real estate assets” (which also includes any property attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument and only for the 1-year period beginning on the date the REIT receives such proceeds), cash and cash items (including receivables) and government securities (“75% Value Test”);

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not more than 25% of the value of our total assets may be represented by securities other than securities that constitute qualifying assets for purposes of the 75% Value Test;

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except with respect to securities of a TRS or QRS and securities that constitute qualifying assets for purposes of the 75% Value Test:

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not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% Value Test”);

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we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer (the “10% Vote Test”);

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we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% Value Test”); and

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not more than 20% of the value of our total assets may be represented by securities of one or more TRSs.

After initially meeting the Asset Tests at the close of any quarter of our taxable year, we would not lose our status as a REIT under the Code for failure to satisfy these tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to facilitate compliance with the Asset Tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.
In applying the Asset Tests, we are treated as owning all of the assets held by any of our QRSs and our proportionate share of the assets held by Veris Residential, L.P. (including Veris Residential, L.P.’s share of the assets held by any lower-tier partnership in which Veris Residential, L.P. holds a direct or indirect interest).
For purposes of the 5% Value Test, the 10% Vote Test or 10% Value Test, the term “securities” does not include shares in another REIT, equity or debt securities of a QRS or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. Securities, for purposes of the Asset Tests, may include debt that we hold in other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% Value Test: (1) securities that meet the

“straight debt” safe harbor; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of our interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement described in future Treasury Regulations. For purposes of the 10% Value Test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in (6) and (7) above.
Based on our regular quarterly asset tests, we believe that we have not violated any of the Asset Tests. However, we cannot provide any assurance that the IRS would concur with our beliefs in this regard.
If we fail to satisfy the Asset Tests at the end of a calendar quarter, we will not lose our REIT qualification if (i) we satisfied the Asset Tests at the end of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the Asset Test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in item (ii) above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If at the end of any calendar quarter, we violate the 5% Value Test or the 10% Vote or Value Tests described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the Asset Tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the nonqualifying assets during the period in which we failed to satisfy the Asset Tests.
REIT Distribution Requirements:   To qualify for taxation as a REIT, we must, each year, make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (1) the sum of: (A) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (B) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we were to dispose of any asset acquired from a subchapter C corporation in a “carryover basis” transaction within five years of the acquisition, we would be required to distribute at least 90% of the after-tax “built-in gain” recognized on the disposition of such asset.
We must pay dividend distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if one of the following two sets of criteria are satisfied:
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the dividends are declared in October, November or December and are made payable to stockholders of record on a specified date in any of these months, and such dividends are actually paid during January of the following year; or

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the dividends are declared before we timely file our U.S. federal income tax return for such year, the dividends are paid in the 12-month period following the close of the year and not later than the first regular dividend payment after the declaration, and we elect on our U.S. federal income tax return for such year to have a specified amount of the subsequent dividend treated as if paid in such year.

In certain circumstances, relevant Treasury Regulations provide that if we give an option to each of our shareholders to receive a distribution either in cash or shares of equivalent value, distributions of stock pursuant to an election by shareholders to receive stock may be taxable to such shareholders and such distribution of stock may be treated as distributions for purposes of our distribution requirements. Any such taxable stock distributions may be limited pursuant to applicable guidance by the IRS.

Even if we satisfy our distribution requirements for maintaining our REIT status, we will nonetheless be subject to a corporate-level tax on any of our net capital gain or REIT taxable income that we do not distribute to our stockholders. In addition, we will be subject to a 4% excise tax to the extent that we fail to distribute during any calendar year (or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last 3 months of the calendar year) an amount at least equal to the sum of:
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85% of our ordinary income for such year;

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95% of our capital gain net income for such year; and

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any undistributed taxable income required to be distributed from prior periods.

As discussed below, we may retain, rather than distribute, all or a portion of our net capital gains and pay the tax on the gains and may elect to have our stockholders include their proportionate share of such undistributed gains as long-term capital gain income on their own income tax returns and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any such retained gains would be treated as having been distributed by us.
We intend to make timely distributions sufficient to satisfy our annual distribution requirements for REIT qualification under the Code and which are eligible for the dividends-paid deduction. In this regard, the partnership agreement of Veris Residential, L.P. authorizes us, as the general partner of Veris Residential, L.P., to take such steps as may be necessary to cause Veris Residential, L.P. to make distributions to its partners at such times and which are sufficient in amount to enable us to satisfy the annual REIT distribution requirements.
We expect that our cash flow will exceed our REIT taxable income due to the allowance of depreciation and other non-cash deductions allowed in computing REIT taxable income. Accordingly, in general, we anticipate that we should have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement for REIT qualification under the Code. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this requirement or to distribute an amount sufficient to enable us to avoid income and/or excise taxes. In such event, we may find it necessary to arrange for borrowings to raise cash or, if possible, make taxable stock dividends in order to make such distributions.
Pursuant to Section 451 of the Code, as amended by the TCJA, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. As amended by the TCJA, Section 162(m) no longer includes an exception that formerly permitted certain performance-based compensation to be deducted even if such compensation exceeded $1 million. This change may have the effect of increasing our REIT taxable income relative to the amount determinable under prior law.
Commencing with taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net business interest expense, net operating losses and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided that a taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an “electing real property trade or business”, which is a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If such an election is made, depreciable real property (including certain improvements) held by such electing real property trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. We believe that Veris Residential, L.P. constitutes a real property trade or business, and that we may accordingly cause Veris Residential, L.P. to elect not to have the interest deduction limitation apply to it. If we do not cause Veris Residential, L.P. to make such an election, or if the election is determined to be unavailable with respect to all, or certain, of Veris Residential, L.P.’s business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT distribution requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability than they would otherwise have.
In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, we may be able to rectify any resulting failure to meet the 90% distribution requirement by paying “deficiency dividends” to stockholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.
Recordkeeping Requirements:   We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.
Failure to Qualify as a REIT:   If we would otherwise fail to qualify as a REIT under the Code because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the gross income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.
If we fail to qualify for taxation as a REIT under the Code in any taxable year, and the relief provisions do not apply, we will have to pay tax on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor will we be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in this paragraph in all circumstances.
Taxation of U.S. Stockholders
When we refer to the term U.S. Stockholders, we mean a holder of our common stock that is, for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a domestic corporation;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if a court within the United States can exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.
Distributions Generally:   For any taxable year for which we qualify for taxation as a REIT under the Code, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.
As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. Stockholders as ordinary income, but potentially qualify for a 20% deduction, as described below. A noncorporate U.S. Stockholder taxed at individual rates will generally not be entitled to the reduced tax rate applicable to “qualified dividend income” except with respect to the portion of any distribution (a) that represents income from dividends received from a non-REIT corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year less any taxes paid by us during the previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level.
Under current law, the highest marginal individual income tax rate on ordinary income is 37% (reduced from 39.6% for tax years beginning after December 31, 2017 through tax years beginning before January 1, 2026) while the highest individual income tax rate on long-term capital gains is generally 20%. However, pursuant to the TCJA, stockholders that are individuals, trusts, or estates, may, for taxable years beginning prior to January 1, 2026, deduct up to 20% of a “qualified REIT dividend” (generally, a dividend from a REIT that is not a capital gain dividend and is not “qualified dividend income”), resulting in an effective maximum U.S. federal income tax rate on such dividends of 29.6%, if allowed in full, which reflects a 20% deduction with respect to the current maximum tax rate of 37% on ordinary income. Pursuant to recently finalized Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Distributions may also be subject to the 3.8% Medicare tax, as described below. Noncorporate U.S. Stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from us.
Distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations, but, under the TCJA, will be subject to U.S. federal income tax on our dividends at a maximum rate of 21%.
Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. Stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. Stockholder has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. Stockholder may be eligible for preferential rates of taxation. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Stockholder. Thus, these distributions will reduce the adjusted basis which the U.S. Stockholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. Stockholder’s adjusted basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

Dividends authorized by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. Stockholders holding shares at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount of our undistributed capital gains that we elect to retain and designate as capital gain dividends in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year (including for this purpose any amounts of undistributed capital gain dividends that we so designate). Each U.S. Stockholder required to include the designated amount in determining the U.S. Stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. U.S. Stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. Stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.
A U.S. Stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% “Medicare tax” on “net investment income,” which includes, among other things, dividends on gains from the sale or other dispositions of stock. If you are a U.S. Stockholder that is an individual, estate or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Company.
Passive Activity Loss and Investment Interest Limitations:   Distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, a U.S. Stockholder will not be able to offset any of this income with any passive losses of the stockholder from other activities. Dividends received by a U.S. Stockholder from us generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.
Sale/Other Taxable Disposition of Company Stock:   In general, a U.S. Stockholder will recognize gain or loss on its sale or other taxable disposition of our stock equal to the difference between the amount of cash and the fair market value of any other property received in such sale or other taxable disposition and the stockholder’s adjusted basis in said stock at such time. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, as described above, capital gains may be subject to the 3.8% Medicare tax. U.S. Stockholders should consult with their tax advisors with respect to their capital gain tax liability. A corporate U.S. Stockholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of our common stock. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.
Stockholders should consult with their own tax advisors with respect to their capital gain tax liability in respect of distributions received from us and gains recognized upon the sale or other disposition of shares of our common stock.
Treatment of Tax-Exempt Stockholders:   Based upon published rulings by the IRS, distributions by us to a U.S. Stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”), provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness,” within the meaning of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares of our common stock will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.
For tax-exempt U.S. Stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, income from an investment in shares of our common stock will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares of our common stock. Such prospective investors should consult their own tax advisors concerning these “set-aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” is treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as “qualified trusts.”
A REIT is a “pension-held REIT” if (i) it would not have qualified as a REIT under the Code but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall beis treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (ii) the total gross income of the REIT, less direct expenses related to the total gross income. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held” requirement without relying upon the “look-through” exception with respect to qualified trusts. We do not expect to be classified as a “pension-held REIT.”
Pursuant to the TCJA, tax-exempt organizations must compute UBTI separately for each unrelated trade or business, which prevents a tax-exempt organization from applying losses from one unrelated trade or business against income derived from another unrelated trade or business. It remains unclear, however, how this rule applies to any UBTI resulting from an investment in our stock, and tax-exempt U.S. Shareholders should be aware that the requirement to compute UBTI separately for each unrelated trade or business may increase their overall UBTI.
The rules described above under the heading “Taxation of U.S. Stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Special Tax Considerations For Non-U.S. Stockholders
Taxation of Non-U.S. Stockholders:   The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.
Distributions by us to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by us of United States real property interests (“USRPI”) nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in the stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the Non-U.S. Stockholder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Stockholder to U.S. taxation on a net income basis) the Non-U.S. Stockholder generally will be subject to tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such income and is generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a Non-U.S. Stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is submitted to us or the appropriate withholding agent or (b) the Non-U.S. Stockholder submits an IRS Form W-8 ECI (or a successor form) to us or the appropriate withholding agent claiming that the distributions are effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business and, in either case, other applicable requirements were met.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder’s shares, but rather will reduce the adjusted basis of such shares. For FIRPTA withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange of shares of stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, these distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
Distributions to a Non-U.S. Stockholder that are designated by us at the time of distribution as capital gain dividends (other than those arising from the disposition of a USRPIs) generally will not be subject to U.S. federal income taxation unless (i) investment in the stock is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (except that a corporate Non-U.S. Stockholder may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such stockholder will be subject to a 30% tax on his or her capital gains.
For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of USRPIs will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, and subject to the exception described below, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are generally required by applicable Treasury Regulations to withhold 21% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s U.S. federal income tax liability. We or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of Non-U.S. Stockholder status on IRS Form W-8 to determine whether withholding is required on gains realized from the disposition of USRPIs. A U.S. Stockholder who holds shares of stock on behalf of a

Non-U.S. Stockholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.
Capital gain distributions to Non-U.S. Stockholders that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) our common stock continues to be treated as being “regularly traded” on an established securities market in the United States and (2) the Non-U.S. Stockholder did not own more than 10 percent of our common stock at any time during the one-year period preceding the distribution. As a result, Non-U.S. Stockholders owning 10 percent or less of our common stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common stock ceases to be regularly traded on an established securities market in the United States or the Non-U.S. Stockholder owned more than 10 percent of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.
If a Non-U.S. Stockholder owning more than 10 percent of our common stock disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. Stockholder (or a person related to such Non-U.S. Stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. Stockholder under FIRPTA, then such Non-U.S Stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Gain recognized by a Non-U.S. Stockholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a “domestically-controlled REIT” (generally, a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign persons). Since it is currently anticipated that we will be a “domestically-controlled REIT,” a Non-U.S. Stockholder’s sale of our common stock should not be subject to taxation under FIRPTA. Because our common stock is publicly-traded, under recently enacted rules, we may rely on certain assumptions (absent actual knowledge to the contrary) to determine that we are a “domestically-controlled REIT.” However, because our common stock is publicly-traded, no assurance can be given that we will continue to be a “domestically-controlled REIT.” Notwithstanding the foregoing, gain from the sale of our common stock that is not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder’s investment in the stock is “effectively connected” with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.
If we are not, or cease to be, a “domestically-controlled REIT,” whether gain arising from the sale or exchange of stock by a Non-U.S. Stockholder would be subject to United States taxation under FIRPTA as a sale of a USRPI will depend on whether any class of our stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange), as is the case with our common stock, and on the size of the selling Non-U.S. Stockholder’s interest in us. In the case where we are not, or cease to be, a “domestically-controlled REIT” and any class of our stock is “regularly traded” on an established securities market at any time during the calendar year, a sale of shares of that class by a Non-U.S. Stockholder will only be treated as a sale of a USRPI (and thus subject to taxation under FIRPTA) if such selling stockholder beneficially owns (including by attribution) more than 10%) of the total fair market value of all of the shares of such class at any time during the five-year period ending either on the date of such sale or other applicable determination date. To the extent we have one or more classes of stock outstanding that are “regularly traded,” but the Non-U.S. Stockholder sells shares of a class of our stock that is not “regularly traded,” the sale of shares of such class would be treated as a sale of a USRPI under the foregoing rule only if the shares of such latter class acquired by the Non-U.S. Stockholder have a total net market value on the date they are acquired that is greater than 10% of the total fair market value of the “regularly traded” class of our stock having the lowest fair market value (or with respect to a nontraded class of our stock convertible into a “regularly traded” market value on the date of acquisition of the total fair market value of the “regularly traded” class into which it is convertible).If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the amount realized by the seller on the sale of such stock.
Under recently enacted rules, Non-U.S. Stockholders that are “qualified foreign pension funds” or certain “qualified collective investment vehicles” that qualify as “qualified shareholders” are not subject to the FIRPTA rules described in this section. Non-U.S. Stockholders should consult with their own tax advisors to determine if they are eligible for either of these exceptions to the FIRPTA rules.
FATCA.   The Foreign Account Tax Compliance Act (“FATCA”) generally requires withholding at a rate of 30% on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (or unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury (or unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government). While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our common shares on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.
Information Reporting Requirements and Backup Withholding Tax
U.S. Stockholders:   We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a U.S. Stockholder with respect to dividends paid unless the U.S. Stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. Stockholder that does not provide us with its correct taxpayer identification number. A U.S. Stockholder may credit any amount paid as backup withholding against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Stockholder who fails to certify to us its non-foreign status.
Non-U.S. Stockholders:   If you are a Non-U.S. Stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:
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dividend payments; and

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the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax and:

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the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

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a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations, or

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you otherwise establish your right to an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
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the proceeds are transferred to an account maintained by you in the United States;

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the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

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the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:
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a United States person;

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a controlled foreign corporation for United States tax purposes;

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a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

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a foreign partnership, if at any time during its tax year:

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one or more of its partners are “U.S. persons,” as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

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such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish your right to an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability by filing a refund claim with the IRS.
Tax Aspects of Veris Residential, L.P.
General:   Veris Residential, L.P. holds substantially all of our investments. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of their partnership, and are potentially subject to tax thereon, without regard to whether distributions are made to them by the partnership. We include in our income our proportionate share of these Veris Residential, L.P. items (including our proportionate share of such items attributable to partnerships in which Veris Residential, L.P. owns a direct or indirect interest) for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT Asset Tests, we include our proportionate share of assets held by Veris Residential, L.P. and by partnerships in which Veris Residential, L.P. owns a direct or indirect interest.

Tax Allocations with respect to Contributed Properties (Effects of Section 704(c) of the Code):   Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at such time (said difference, the “Book-Tax Difference”). Additionally, upon the occurrence of certain events (including but not limited to the issuance of additional interests in the partnership), a partnership may adjust the Section 704(b) book basis of its assets to reflect their then-current fair market values, thereby creating additional Book-Tax Differences under Section 704(c). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts of, or other economic or legal arrangements among, the partners. Veris Residential, L.P. was formed by way of, and has since formation received, contributions of appreciated property (including interests in partnerships that have appreciated property), and has adjusted the Section 704(b) book basis of its assets. Consequently, in accordance with Section 704(c) of the Code and Veris Residential, L.P.’s partnership agreement, Veris Residential, L.P. makes allocations to its partners in a manner consistent with Section 704(c) of the Code and the Treasury Regulations thereunder.
In general, those partners who have contributed to Veris Residential, L.P. property (including interests in partnerships that own property) that has a fair market value in excess of basis at the time of such contribution have been allocated lower amounts of depreciation deductions for tax purposes than would have been the case if such allocations were made pro rata. In addition, in the event of the disposition of any such property, all taxable income and gain attributable to such property’s Book-Tax Difference generally will be allocated to the contributing partners, and we generally will be allocated only our share (and on a pro rata basis) of any capital gain attributable to post-contribution appreciation, if any. The foregoing allocations would tend to eliminate a property’s Book-Tax Difference over Veris Residential, L.P.’s life. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate a property’s Book-Tax Difference and could prolong a noncontributing partner’s Book-Tax Difference with respect to such property. Thus, the carryover basis of a contributed property in the hands of Veris Residential, L.P. may cause us to be allocated: (a) lower tax depreciation and other deductions than our economic or book depreciation and other deductions allocable to us; and/or (b) more taxable income or gain upon a sale of the property than the economic or book income or gain allocable to us as a result of the sale. Such differing tax allocations may cause us to recognize taxable income or gain in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.
Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences (e.g., the “traditional method,” the “traditional method with curative allocations,” and the “remedial method”). Some of these methods could prolong the period required to eliminate the Book-Tax Difference as compared to other permissible methods (or could, in fact, result in a portion of the Book-Tax Difference to remain unaccounted for). We and Veris Residential, L.P. have determined to use the “traditional method” for accounting for Book-Tax Differences with respect to previously-contributed properties. As a result of this determination, distributions to our stockholders could be comprised of more taxable income than would otherwise be the case. However, property that may hereafter be contributed to Veris Residential, L.P. is not bound to use the “traditional method.” We and Veris Residential, L.P. have not determined whether Veris Residential, L.P. will use the “traditional method,” or some other permissible method, to account for any Book-Tax Difference with respect to any such hereafter contributed property. With respect to any purchased property that is not “replacement property” in a tax-free like-kind exchange under Section 1031 of the Code, such property initially would have a tax basis equal to its fair market value and Section 704(c) of the Code would not apply.
Basis in Partnership Interests in Veris Residential, L.P.:   Our adjusted tax basis in our interest in Veris Residential, L.P. generally equals the amount of cash and the basis of any other property contributed by us to Veris Residential, L.P. (1) increased by our allocable share of the income and indebtedness of Veris Residential, L.P., and (2) decreased (but not below zero) by: (a) our allocable share of losses of Veris Residential, L.P.; (b) the amount of cash and adjusted basis of property distributed by Veris Residential, L.P. to us; and (c) the reduction in our allocable share of Veris Residential, L.P.’s indebtedness.

If the allocation of our distributive share of Veris Residential, L.P.’s losses exceeds the adjusted tax basis of our partnership interest in Veris Residential, L.P., the recognition of such excess losses would be deferred to the extent that we have adjusted tax basis in our interest in Veris Residential, L.P. To the extent that Veris Residential, L.P.’s distributions, or any decrease in our allocable share of indebtedness (such decreases being considered a constructive cash distribution to the partners), exceeds our adjusted tax basis in our interest in Veris Residential, L.P., such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income would normally be characterized as capital gain, and if our interest in Veris Residential, L.P. has been held for longer than the long-term capital gain holding period (currently more than one year), such distributions and constructive distributions would constitute long-term capital gain income.
Sale of the Properties:   Our distributive share of any gain realized by Veris Residential, L.P. on its sale of any property held by it as inventory or primarily for sale to customers in the ordinary course of its trade or business would be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income may also have an adverse effect on our ability to satisfy the REIT gross income tests. Under existing law, whether Veris Residential, L.P. holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Veris Residential, L.P. intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, renting and otherwise operating the properties, and to make such occasional sales of the properties, including peripheral land, as are consistent with Veris Residential, L.P.’s investment objectives.
State and Local Tax
We and our stockholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. Our tax treatment and that of our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Ballard Spahr, LLP, Baltimore, Maryland, issued an opinion to us regarding certain Maryland law matters, including the validity of the issuance of the equity securities offered by this prospectus. Seyfarth Shaw LLP, New York, New York, issued an opinion to us regarding certain tax matters, including the qualification and taxation of us as a REIT under the Code.

10,500,000 Shares
Veris Residential, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan
Goldman Sachs & Co. LLC
BofA Securities

June      , 2024